Exhibit 10.19


                   STOCK UNIT PLAN FOR NON-EMPLOYEE MEMBERS OF
                     THE BOARD OF DIRECTORS OF COVANCE INC.



                             As of January 30, 1998
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                     DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE MEMBERS OF
                     THE BOARD OF DIRECTORS OF COVANCE INC.

                                Table of Contents


                                                                            Page

ARTICLE I       INTRODUCTION

                1.01   Name of Plan                                           1
                1.02   Purpose of Plan                                        1

ARTICLE II      AWARDS AND PAYMENT ELECTIONS

                2.01   Awards                                                 2
                2.02   Payment Elections                                      2
                2.03   Designation of Beneficiaries                           4

ARTICLE III     ACCOUNTS AND INVESTMENTS

                3.01   Accounts                                               5
                3.02   Investments                                            5
                3.03   Hypothetical Nature of Accounts and Investments        7

ARTICLE IV      PAYMENTS

                4.01   Exclusive Entitlement to Payment                       8
                4.02   Payment Commencement Date                              8
                4.03   Method of Payment                                      8
                4.04   Limitations on Rights to Payment                      10

ARTICLE V       MISCELLANEOUS

                5.01   Severability                                          11
                5.02   Board Authority                                       11
                5.03   Change in Control                                     11
                5.04   Usage and Definitions                                 12

                                    ARTICLE I

                                  INTRODUCTION

1.01.   Name of Plan.

        This Plan shall be known as the Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc.

1.02.   Purpose of Plan.

        The purpose of the Plan is to benefit the shareholders of Covance Inc. by increasing the proprietary interests of non-employee directors of Covance Inc. in the growth and success of Covance Inc.

                                   ARTICLE II

                          AWARDS AND PAYMENT ELECTIONS

2.01.   Awards.

        On January 30, 1998 and on January 30th of each calendar year after 1998, each director of Covance Inc. who is a member of the Board on that date shall receive an award of two hundred (200) hypothetical shares of Covance Common Stock. In addition, each director who first becomes a member of the Board on a date after January 30, 1998 for the 1998 calendar year or January 30 during any calendar year after 1998, as applicable, shall receive an award thirty (30) days after he first becomes a member of the Board of two hundred (200) hypothetical shares of Covance Common Stock. Notwithstanding any other provision of the Plan, no individual shall be eligible to receive an Award under this Plan unless, on the Award Date, he is a member of the Board and is not an employee of Covance Inc. or any Subsidiary or Affiliate thereof. Each Award shall be automatic, shall not require any action on the part of the Board or its designees, and shall be made by crediting the director's account maintained pursuant to Section 3.01 with two hundred (200) hypothetical shares of Covance Common Stock.

2.02.   Payment Elections.

        (a) Express Election. A director who receives an Award pursuant to
Section 2.01 may submit an election to the Senior Vice President, General Counsel or his/her successor or designee ("SVP-Legal") that specifies the time and the manner in which the director wishes to receive payments with respect to the Award. Such election shall satisfy each of the requirements set forth in paragraphs (1) through (5), below.

               (1) Deadline for Submitting Election. A director's election with respect to an Award shall be submitted on or before the Award Date. Notwithstanding the preceding sentence, a director's election with respect to an Award made on January 30, 1998, shall be submitted on or before April 30, 1998.

               (2) Form of Election. The election shall be in writing and in a form acceptable to the SVP-Legal.

               (3) Payment Commencement Date. The election shall specify the date, selected by the director in accordance with Section 4.02, on which payments with respect to the Award are to commence under the Plan (i.e., any date on or after his Release Date).

               (4) Method of Payment. The election shall specify the method, selected by the director in accordance with Section 4.03, in which payments with respect to the Award are to be made under the Plan (i.e., whether such payments are to be made in the form of a lump sum, annual installments, or flexible installments, and whether such payments are to be made in cash or in Covance Common Stock).

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               (5) Election Irrevocable. The payment commencement date and the method of payment elected by a director with respect to an Award pursuant to paragraphs (3) and (4), above, shall not be revocable or subject to modification at any time. Notwithstanding the foregoing, a director may at any time submit a request to the SVP-Legal to modify the payment commencement date, the method of payment, or both, with respect to the Award, provided that the modification does not become effective before the director's Release Date, and provided further that the request is submitted before any payment is made to the director with respect to the Award pursuant to Article IV. If the modification has the effect of accelerating all or part of any payment otherwise due the director under Article IV, the request shall be subject to the approval of the SVP-Legal, which approval the SVP-Legal may grant or deny in his sole discretion. If the modification has the effect of deferring until a later calendar year all or part of any payment otherwise due the director under Article IV, the request shall be granted to the extent of such deferral, provided that the request is submitted on or before the last day of the calendar year immediately preceding the calendar year in which the payment otherwise would have been made to the director under
        Article IV. If the modification has the effect of deferring until a later date within the same calendar year all or part of any payment otherwise due the director under Article IV during such calendar year, the request shall be granted to the extent of such deferral, provided that the request is submitted before the date on which the payment otherwise would have been made to the director under Article IV. A director may, in his sole discretion, specify that his request for a modification pursuant to this paragraph (5) be submitted to the Board or the Committee for its prior approval.

        (b) Default Election. A director who fails to make an express election with respect to an Award in accordance with subsection (a), above, shall be deemed to have made such an election. The payment commencement date and the method of payment under a deemed election pursuant to this subsection (b) shall be the same as specified in the director's most recent express election in effect on the Award Date under subsection (a), above. If the director has no express election in effect on the Award Date under subsection (a), above, or if his most recent express election under that subsection does not satisfy the requirements of Sections 4.02 and 4.03 with respect to his current Award, then the payment commencement date and the method of payment under the deemed election pursuant to this subsection (b) shall be the same as specified in the director's most recent deferral election in effect on the Award Date under the Deferred Compensation Plan. If the director has no deferral election in effect on the Award Date under the Deferred Compensation Plan, or if his most recent deferral election under that plan does not satisfy the requirements of Sections
4.02 and 4.03 with respect to his current Award, he shall be deemed to have elected to receive his payments with respect to the Award in 10 annual installments payable in cash in accordance with Section 4.03(2) commencing on his Release Date. A deemed election pursuant to this subsection (b) shall not be revocable or subject to modification except in accordance with the provisions of subsection (a)(5), above.

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2.03.   Designation of Beneficiaries.

        A director who receives an Award pursuant to Section 2.01 may designate one or more beneficiaries under the Plan with respect to such Award. Notwithstanding Section 2.02(a)(5), a director may, at any time, revoke a prior designation and make a new designation pursuant to this Section 2.03. Any such designation or revocation shall be in writing and shall be submitted to the SVP-Legal in such form and in such manner as is acceptable to the Board. If a director dies before he has received all payments due him under the Plan, the remaining payments shall be made to his beneficiaries in accordance with his designation, or, if there is no such beneficiary, then to the director's personal representative. All such payments shall be made in accordance with the payment schedule (or schedules) that would have applied to the director had he survived, unless the director specified in his designation that a shorter payment schedule (or schedules) is to take effect upon his death.

                                   ARTICLE III

                            ACCOUNTS AND INVESTMENTS

3.01.   Accounts.

        (a) Establishment of Accounts. A separate account shall be maintained for each director who receives an Award pursuant to Section 2.01. Such account shall be (1) credited with the Awards granted to the director pursuant to
Section 2.01, (2) credited (or charged, as the case may be) with the investment results determined pursuant to Section 3.02, and (3) charged with the amounts paid by the Plan to or on behalf of the director pursuant to Article IV.

        (b) Subaccounts. Within each director's account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the director has specified different payment commencement dates or different methods of payment with respect to his Awards granted on different Award Dates.

3.02.   Investments.

        (a) Deemed Investment in Covance Common Stock. Until a director's Release Date, the entire balance in his account shall be treated as if it were invested in Covance Common Stock. In addition, on or after a director's Release Date, the portion of the balance in his account that he has elected to receive payments in the form of Covance Common Stock pursuant to Section 4.03(4) shall be treated as if it were invested in Covance Common Stock. The deemed investment in Covance Common Stock of all or part of the balance in a director's account shall be determined in accordance with the following rules:

               (1) Deemed Reinvestment of Dividends. The number of hypothetical shares of Covance Common Stock credited to a director's account shall be increased on each date that a dividend is paid on Covance Common Stock. The number of additional hypothetical shares of Covance Common Stock credited to a director's account as a result of such increase shall be determined, first, by multiplying the total number of hypothetical shares of Covance Common Stock credited to the director's account immediately before such increase by the amount of the dividend paid per share of Covance Common Stock on the dividend payment date, and, then, by dividing the product so determined by the closing price of Covance Common Stock on the composite tape of New York Stock Exchange issues on the dividend payment date (or if there was no reported sale of Covance Common Stock on such date, on the next preceding day on which there was such a reported sale).

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              (2) Conversion Out of Covance Common Stock. The dollar value of the hypothetical shares of Covance Common Stock credited to a director's account on any date shall be determined by multiplying the number of hypothetical shares of Covance Common Stock credited to the director's account on that date by the average closing price of Covance Common Stock, as reported on the composite tape of New York Stock Exchange issues for the most recent 10 business days ending on or before that date.

               (3) Effect of Recapitalization. In the event of a transaction or event described in this paragraph (3), the number of hypothetical shares of Covance Common Stock credited to a director's account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (3) if and only if (A) it is a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, and (B) the Board determines that such transaction or event affects the shares of Covance Common Stock, such that an adjustment pursuant to this paragraph
        (3) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

        (b) Deemed Investment in Deferred Compensation Plan Investment Option. On and after a director's Release Date, the portion of the balance in his account that is not required to be treated as if it were invested in Covance Common Stock on and after his Release Date pursuant to subsection (a), above, shall be treated as if it were invested in the investment option specified in
Section 5(b) of the Deferred Compensation Plan. The deemed investment in the investment option specified in Section 5(b) of the Deferred Compensation Plan of all or part of the balance in a director's account shall be determined in accordance with the following rules:

               (1) Covance Common Stock. On and after a director's Release Date, the portion of the balance in his account that is not required to be treated as if it were invested in Covance Common Stock on and after his Release Date pursuant to subsection (a), above, shall not be treated as if it were invested in Covance Common Stock. However, subject to paragraph (2) below, at any time on or after his Release Date, a director may elect to have all or part of such portion of the balance in his account treated as if it were invested in the Market Value Account described in Section 5(c) of the Deferred Compensation Plan.

               (2) Limitation on Deemed Investment in Market Value Account. During the six-month period following his Release Date, a director shall not be entitled to direct that any portion of the balance in his account be treated as invested in the Market Value Account described in Section 5(c) of the Deferred Compensation Plan if at any previous time such portion was treated as invested in any investment other than the Market Value Account described in Section 5(c) of the Deferred Compensation Plan.
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3.03.   Hypothetical Nature of Accounts and Investments.

        Each account and investment established under this Article III shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. In accordance with Section 4.04(a), neither the Plan nor any of the accounts or investments established hereunder shall hold any actual funds or assets.

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

                                   ARTICLE IV

                                    PAYMENTS

4.01.   Exclusive Entitlement to Payment.

        An Award made pursuant to Section 2.01 shall entitle a director to receive the payments due him at the times, in the amounts, and in the form specified in this Article IV. No other amounts shall be due or payable to a director under this Plan.

4.02.   Payment Commencement Date.

        The payments to a director with respect to an Award shall commence on the date selected by the director in accordance with this Section 4.02. Such date shall be a date that is on or after his Release Date, and that is no later than the last day of his life expectancy, determined as of the age he will have attained on the payment commencement date. A director may select different payment commencement dates with respect to his Awards granted on different Award Dates. In addition, a director may select different payment commencement dates with respect to different portions of his Award granted on the same Award Date.

4.03.   Method of Payment.

        The payments to a director with respect to an Award shall be made pursuant to the method selected by the director in accordance with paragraph
(1), (2), or (3), below. All payments to a director with respect to an Award shall be made solely in cash, except as provided in paragraph (4), below, which permits a director to elect to receive payments with respect to an Award in the form of Covance Common Stock. A director may select different methods of payment with respect to his Awards granted on different Award Dates. In addition, a director may select different methods of payment with respect to different portions of his Award granted on the same Award Date.

               (1) Lump Sum. The director may elect to receive payment with respect to an Award in a lump sum. The lump sum shall be payable to the director on the payment commencement date and shall equal the portion of the balance in his account attributable to the Award, determined as of the payment commencement date.

               (2) Annual Installments. The director may elect to receive the payments with respect to an Award in two or more annual installments. If so, the director shall indicate in his election pursuant to Section 2.02(a) the number of annual installments he wishes to elect. The number of annual installments elected shall not exceed 20 and shall not extend the period of payment beyond the director's life expectancy, determined as of the age he will have attained on the payment commencement date. If the number of annual installments elected by a director would otherwise exceed the limits in the preceding sentence, he shall be deemed to have elected the maximum number of annual installments permitted under the preceding sentence. The annual installments shall be payable to the director

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

        beginning on the payment commencement date and on each anniversary thereof until the total number of installments elected by the director have been paid. Each annual installment shall equal the portion of the balance in the director's account attributable to the Award, determined as of the date the installment is payable and after giving effect to the previous annual payments, if any, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of the total number of installments elected by the director over the number of installment payments previously made under the schedule. For example, the respective fractions under a 5-year installment schedule are 1/5 for the first installment, 1/4 for the second installment, 1/3 for the third installment, 1/2 for the fourth installment, and 1/1 for the fifth and final installment.

               (3) Flexible Installments. The director may elect to receive the payments with respect to an Award in accordance with any other reasonable method he specifies. Such payments shall be referred to herein as flexible installments. If a director elects to receive the payments with respect to an Award in the form of flexible installments, he shall indicate in his election pursuant to Section 2.02(a) the method under which he wishes the date and the amount of each such installment to be determined. Flexible installments shall be payable to the director on the dates and in the amounts determined in accordance with the method specified in his election. Regardless of the method of payment he elects, no installment shall be payable to a director before the payment commencement date he has selected in accordance with Section 4.02. Nor shall any installment be payable to a director to the extent that the portion of the balance in his account attributable to the Award has been depleted, determined as of the date the installment is otherwise payable to him. Furthermore, the period over which flexible installments are paid to a director shall not exceed the lesser of 20 years or the director's life expectancy, determined as of the age he will have attained on the payment commencement date. If the period over which a director has elected to receive flexible installments would otherwise exceed the maximum period permitted under the preceding sentence, a final installment shall be payable to the director upon the expiration of such maximum period. Such final installment shall equal the portion of the balance in the director's account attributable to the Award, determined as of the date the installment is payable.

               (4) Payment in the Form of Covance Common Stock. Notwithstanding the general requirement of this Section 4.03 that all payments to a director with respect to an Award be made solely in cash, a director may elect to receive payments with respect to an Award in the form of Covance Common Stock rather than cash. Distributions in the form of Covance Common Stock shall be made in whole shares only, and any resulting fractional shares shall be distributed in cash. In accordance with Section 3.02(a), the portion of the balance in a director's account with respect to which he has elected to receive payments in the form of Covance Common Stock shall at all times be treated as invested solely in Covance Common Stock.

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4.04.   Limitations on Rights to Payment.

        (a) Rights Unsecured. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of Covance Inc.

        (b) Rights Not Assignable. No payment due any person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment shall be void. No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any director or beneficiary. If any director or beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any payment under the Plan, the Board may direct that such payment be suspended and that all future payments to which such person otherwise would be entitled be held and applied for the benefit of such person, the person's children or other dependents, or any of them, in such manner and in such proportions as the Board may deem proper. Notwithstanding the foregoing, a director may assign his right to payment under the Plan to Covance Inc. or its Affiliates.

        (c) Rights Forfeited Upon Competition. A director who, without the written consent of Covance Inc., engages in competition with Covance Inc. or any Subsidiary thereof, accepts employment with or acquires or holds any substantial interest in any business that is competitive with the business carried on by Covance Inc. or any Subsidiary thereof, or serves as an officer or director of any corporation engaged in competition with the business carried on by Covance Inc. or any Subsidiary thereof, shall forfeit all rights to any payments under the Plan that would otherwise be payable to the director or his beneficiaries on or after the initial date of such action by the director. The purchase by a director, for investment, on a recognized securities exchange, of stock or other securities of a competitor of Covance Inc. or Subsidiary thereof representing not more than one percent of the total voting power represented by all outstanding stock and securities of such competitor, or the holding thereof, shall not be deemed to constitute the acquisition or holding of a substantial interest in such competitor for purposes of this subsection (c). This subsection
(c) shall not apply to any director on or after the occurrence of a Change in Control.

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                                    ARTICLE V

                                  MISCELLANEOUS

5.01.   Severability.

        If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

5.02.   Board Authority.

        (a) In General. Except to the extent that the Plan specifically provides otherwise, the Board shall have the sole authority and discretion (1) to amend, suspend, or terminate the Plan, (2) to interpret the Plan, (3) to establish and revise rules and regulations relating to the Plan, (4) to delegate such responsibilities or duties as it deems desirable, and (5) to make any other determination that it believes necessary or advisable for the administration of the Plan. Unless otherwise provided, the Board shall be deemed to have delegated such authority and discretion to the Committee.

        (b) Plan Termination. Except to the extent that the Plan specifically provides otherwise, the Board may terminate the Plan at any time. Upon termination of the Plan, all Awards made before the date of termination, and any rights to payment with respect to such Awards, shall continue to be governed by the provisions of the Plan in effect immediately before the date of termination.

5.03.   Change in Control.

        (a) Plan Modifications Following Change in Control. Notwithstanding any provision of the Plan to the contrary, the Board may amend, modify, or suspend the Plan (including the Change in Control Provisions) at any time before a Change in Control occurs, but except as may be required by law, after a Change in Control occurs: (1) the Change in Control Provisions shall not be amended, modified, suspended, or terminated, directly or indirectly, and (2)(A) no other provisions of the Plan shall be amended, modified, suspended, or terminated, directly or indirectly, (B) no rules, regulations, or procedures under the Plan shall be established or modified, (C) no interpretation of the Plan shall be adopted, (D) no determination under the Plan shall be made, and (E) no authority or discretion shall be exercised, in a manner that would alter the meaning or operation of the Change in Control Provisions or that would undermine or frustrate their purposes.

        (b) Rights Protected Following Change in Control. Notwithstanding any provision of the Plan to the contrary, no amendment, suspension, or termination of the Plan, or revocation of any required approval by the Board, effected after a Change in Control shall operate to reduce, eliminate, or otherwise adversely affect any director's or beneficiary's right to receive any payment under the Plan (including, without limitation, the amount, timing, and method thereof)

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in accordance with any Award made prior to the date of such amendment, suspension, termination, or revocation of approval and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to the Plan as in effect on the date immediately preceding the date on which the Change in Control occurs. Notwithstanding any provision of the Plan to the contrary, upon and after a Change in Control, the rights described in the immediately preceding sentence shall be fully vested, nonforfeitable contractual rights enforceable by or on behalf of any director or former director against Covance Inc. or any successor to all or substantially all of the business or assets of Covance Inc.

5.04.   Usage and Definitions.

        (a) Titles and Headings Not to Control. The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in this Plan are placed herein for convenience of reference only and, as such, shall be of no force or effect in the interpretation of the Plan.

        (b) Definitions. Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in this Plan, shall have the meanings set forth below.

               Acquiring Person. "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Covance Common Stock then outstanding, but shall not include Covance Inc., any Subsidiary of Covance Inc., any employee benefit plan of Covance Inc. or any Subsidiary of Covance Inc., or any entity holding Covance Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Covance Common Stock which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of Covance Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of Covance Common Stock then outstanding by reason of share purchases by Covance and shall, after such share purchases by Covance Inc., become the Beneficial Owner of any additional Covance Common Stock, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Covance Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Plan.

               Affiliate. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               Article. "Article" shall mean an article of this Plan.

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               Associate. "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               Award. "Award" shall mean the annual award of hypothetical shares of Covance Common Stock made to a director pursuant to Section 2.01.

               Award Date. "Award Date" shall mean the date on which an Award is made to a director pursuant to Section 2.01.

               Beneficial Owner. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                      (1) which such Person or any of such Person's Affiliates
               or Associates beneficially owns, directly or indirectly;

                      (2) which such Person or any of such Person's Affiliates
               or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause if the agreement, arrangement, or understanding to vote such security (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act, and (ii) is not also then reported by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                      (3) which are beneficially owned, directly or indirectly,
               by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of paragraph (2), above), or disposing of any securities of Covance Inc.

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

               Board. "Board" shall mean the Board of Directors of Covance Inc..

               Change in Control. A "Change in Control" shall occur when and only when the first of the following events occurs:

                      (1) the date that an Acquiring Person first becomes such;
               provided that in determining whether a Change in Control has occurred, the acquisition of securities of Covance Inc. in a Non-Control Transaction shall not constitute an acquisition that would cause a Change in Control; or

                      (2) three or more directors, whose election or nomination
               for election is not approved by a majority of the members of the "Incumbent Board" (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

                      (3) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; "Incumbent Board" shall mean individuals who, as of January 30, 1998, are members of the Board, provided that if the election, or nomination for election by Covance Inc.'s shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                      (4) approval by shareholders of Covance Inc. of:

                             (A) a merger, consolidation, or reorganization
                      involving Covance Inc., unless

                                    (i) the shareholders of Covance Inc.,
                             immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the "Surviving

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

                             Corporation") in substantially the same
                             proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                                    (ii) individuals who were members of the
                             Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the Surviving Corporation; and

                                    (iii) no Person (other than Covance Inc. or
                             any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by Covance Inc., the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation, or reorganization had Beneficial Ownership of securities representing 20 percent or more of the Voting Power) has Beneficial Ownership of securities representing 20 percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                             (B) a complete liquidation or dissolution of
                      Covance Inc.; or

                             (C) an agreement for the sale or other disposition
                      of all or substantially all of the assets of Covance Inc. to any Person (other than a transfer to a Subsidiary).

               Change in Control Provisions. "Change in Control Provisions" shall mean (1) the last sentence of Section 4.04(c), (2) Section 5.03, and (3)this Section 5.04(b).

               Committee. "Committee" shall mean the Compensation and Organization Committee of the Board, or any successor committee thereto.

               Deferred Compensation Plan. "Deferred Compensation Plan" shall mean the Deferred Compensation Plan for Directors of Covance Inc., dated as of December 3, 1996 as amended and in effect from time to time, or any successor plan thereto.

               Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto.

               Covance Common Stock. "Covance Common Stock" shall mean the common stock of Covance Inc..

               Non-Control Transaction. "Non-Control Transaction" shall mean a transaction described in clauses (i) through (iii) of subparagraph (4)
        (A) of the definition of "Change in Control" herein.

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

               Person. "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

               Plan. "Plan" shall mean the Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors of Covance Inc., as amended and in effect from time to time.

               Release Date. "Release Date" shall mean, with respect to a director, the first day on which the director is no longer either a "director" or an "officer" of Covance Inc., within the meaning of section 16 of the Exchange Act.

               Rights Plan. "Rights Plan" shall mean the Rights Agreement, dated as of December 31, 1996, between Covance Inc. and Harris Trust and Savings Bank as it may be amended from time to time, or any successor thereto.

               Section. "Section" shall mean a section of this Plan.

               Subsidiary. "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

               Voting Power. "Voting Power" shall mean the voting power of all securities of Covance Inc. then outstanding generally entitled to vote for the election of directors of Covance Inc.

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